UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CytRx Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

May 11, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, at 10:00 A.M., local time, on Wednesday, July 1, 2009.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the Annual Meeting. At the Annual Meeting, I will also report on CytRx’s current operations and will be available to respond to questions from stockholders.

There are a number of important items on the Annual Meeting agenda, and we sincerely hope you will be able to attend the Annual Meeting. Whether or not you personally attend, however, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote by completing and mailing the enclosed proxy card to us.

Thank you for your continued support.

Sincerely,

/s/ STEVEN A. KRIEGSMAN

Steven A. Kriegsman
President and Chief Executive Officer

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 1, 2009

Notice is hereby given to the holders of common stock, $.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held on Wednesday, July 1, 2009 at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, at 10:00 A.M., local time, for the following purposes:

(1)           To elect one director to serve until the 2012 Annual Meeting of Stockholders;

(2)           To approve an amendment to our 2000 Long-Term Incentive Plan to allow for a one-time stock option repricing program for our employees and officers;

(3)           To approve the adoption of our 2008 Stock Incentive Plan;

(4)           To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)           To transact such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

Only those stockholders of record at the close of business on May 11, 2009 are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors,

/s/ BENJAMIN S. LEVIN

Benjamin S. Levin
Corporate Secretary

May 11, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

To Be Held July 1, 2009

PROXY STATEMENT

This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of CytRx Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Stockholders to be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, at 10:00 A.M., local time, on Wednesday, July 1, 2009, and at any postponement or adjournment thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about May 15, 2009.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters referred to in the attached Notice of Meeting and described in detail in this Proxy Statement.  These matters are:

•	the election of one director;

•	the approval of an amendment to our 2000 Long-Term Incentive Plan to allow for a one-time stock option repricing program for our employees and officers;

•	the approval of the adoption of our 2008 Stock Incentive Plan; and

•	the ratification of our appointment of independent accountants.

In addition, management will report on our performance during fiscal 2008 and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 11, 2009 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

What constitutes a quorum?

Our Restated Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 93,347,732 shares of our common stock issued and outstanding, exclusive of treasury shares.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of a director, the nominee receiving the greatest number of votes cast will be elected. Approval of the amendment to our 2000 Long-Term Incentive Plan and of the adoption of our 2008 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

Abstentions will not be counted as votes cast and, therefore, will have no effect on the outcome of the election of a director. Abstentions will have the same effect as a vote “Against” the proposals to approve the amendment to our 2000 Long-Term Incentive Plan and the adoption of our 2008 Stock Incentive Plan. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What are the Board’s recommendations?

The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the incumbent director named in this Proxy Statement as described in Proposal 1;

•	“FOR” approval of the amendment to our 2000 Long-Term Incentive Plan to allow for a one-time stock option repricing program for our employees and officers as described in Proposal 2;

•	“FOR” approval of the adoption of our 2008 Stock Incentive Plan as described in Proposal 3; and

•	“FOR” ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal 2009 as described in Proposal 3.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our Annual Report on Form 10-K
for the fiscal year ended December 31, 2008 are available on our website at www.cytrx.com

TABLE OF CONTENTS

PROPOSAL 1 — ELECTION OF DIRECTORS	4

PROPOSAL 2 — APPROVAL OF AMENDMENT TO 2000 LONG-TERM INCENTIVE PLAN	27

PROPOSAL 3 — APPROVAL OF ADOPTION OF 2008 STOCK INCENTIVE PLAN	37

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44

STOCKHOLDER PROPOSALS	45

OTHER MATTERS	45

APPENDIX A — 2008 STOCK INCENTIVE PLAN	A-1

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Restated Bylaws, our Board of Directors has fixed the number of our directors at seven. Our Restated Certificate of Incorporation and our Bylaws provide for the classification of these directors into three classes, which we refer to as Class I, Class II and Class III, with each Class to consist as nearly as possible of an equal number of directors. One Class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

We have one incumbent director in Class III whose term expires at the Annual Meeting. The Board of Directors has nominated the incumbent Class III director, Max Link, Ph.D., for reelection as a Class III director to serve until the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified. A vacancy currently exists within our Class III directors, which our Board of Directors may seek to fill subsequent to the Annual Meeting.

Information concerning Dr. Link, as well as the directors whose terms of office will continue after the Annual Meeting, is set forth below. Each director’s age is indicated in parentheses after his name.

Class III — Nominee to Serve as Director Until the 2012 Annual Meeting

We believe that Dr. Link will be available and able to serve as a director. In the event that he is unable or unwilling to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Max Link, Ph.D. (68), our Chairman of the Board, has been a director since 1996. Dr. Link has been retired from business since 2003. From March 2002 until its acquisition by Zimmer Holdings, Dr. Link served as Chairman and CEO of Centerpulse, Ltd. From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange Ltd. (the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International). From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma, Ltd. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the U.S. operations of Sandoz, including President and Chief Executive Officer. Dr. Link also serves as a director of Alexion Pharmaceuticals, Inc., Celsion Corporation and Discovery Laboratories, Inc., each of which is a public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF DR. LINK AS A DIRECTOR.

Continuing Directors

The following is a description of the incumbent directors in and Class I and Class II whose terms of office will continue after the Annual Meeting:

Class I — Term Expiring at the 2010 Annual Meeting

Louis Ignarro, Ph.D. (67) has been a director since July 2002. He previously served as a director of Global Genomics since November 20, 2000. Dr. Ignarro serves as the Jerome J. Belzer, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. Dr. Ignarro has been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota.

Joseph Rubinfeld, Ph.D.(76)  has been a director since July 2002, and has served as our Chief Scientific Advisor since December 2008 pursuant to a consulting agreement with Dr. Rubinfeld described in the “Certain Relationships and Related Transactions” section of the Annual Report. He co-founded SuperGen, Inc. in 1991 and has served as its Chief Executive Officer and President and as a director since its inception until December 31, 2003. He resigned as Chairman Emeritus of SuperGen, Inc. on February 8, 2005. Dr. Rubinfeld was also Chief Scientific Officer of SuperGen from 1991 until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as a Vice President and its Chief of Operations until 1983. From 1987 until 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation and from 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company, International Division in a variety of positions. Dr. Rubinfeld received a B.S. degree in chemistry from C.C.N.Y. and an M.A. and Ph.D. in chemistry from Columbia University.

Class II — Term Expiring at the 2011 Annual Meeting

Steven A. Kriegsman (67) has been a director and our President and Chief Executive Officer since July 2002. He also serves as a director of our 45% owned affiliate, RXi Pharmaceuticals Corporation. He previously served as Director and Chairman of Global Genomics from June 2000. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. He has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies, and Maxim Pharmaceuticals. Mr. Kriegsman has a BS degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. He served as a Director and is the former Chairman of the Audit Committee of Bradley Pharmaceuticals, Inc. In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association. Mr. Kriegsman has been active in various charitable organizations including the Biotechnology Industry Organization, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, and the Palisades-Malibu YMCA.

Marvin R. Selter (81) has been a director since October 2003. He has been President and Chief Executive Officer of CMS, Inc. since he founded that firm in 1968. CMS, Inc. is a national management consulting firm. In 1972, Mr. Selter originated the concept of employee leasing. He served as a member of the Business Tax Advisory Committee—City of Los Angeles, Small Business Board—State of California and the Small Business Advisory Commission—State of California. Mr. Selter also serves on the Valley Economic Development Center as past Chairman and Audit Committee Chairman, the Board of Valley Industry and Commerce Association as past Chairman, the Advisory Board of the San Fernando Economic Alliance and the California State University—Northridge as Past Chairman of the Economic Research Center and President of the Olive View  UCLA Medical Center Foundation. He has served, and continues to serve, as a member of boards of directors of various hospitals, universities, private medical companies and other organizations. Mr. Selter attended Rutgers—The State University, majoring in Accounting and Business Administration. He was an LPA having served as Controller, Financial Vice President and Treasurer at distribution, manufacturing and service firms. He has lectured extensively on finance, corporate structure and budgeting for the American Management Association and other professional teaching associations.

Richard L. Wennekamp (66) has been a director since October 2003. He retired from Community Bank in June 2008 where he was the Senior Vice President-Credit Administration since October 2002. From September 1998 to July 2002, Mr. Wennekamp was an executive officer of Bank of America Corporation, holding various positions, including Managing Director-Credit Product Executive for the last four years of his 22-year term with the bank. From 1977 through 1980, Mr. Wennekamp was a Special Assistant to former President of the U.S., Gerald R. Ford, and the Executive Director of the Ford Transition Office. Prior thereto, he served as Staff Assistant to the President of the U.S. for one year, and as the Special Assistant to the Assistant Secretary of Commerce of the U.S.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of CytRx are conducted under the general supervision and management of our Board of Directors as called for under the laws of Delaware and our Restated Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

The Board of Directors held 10 meetings during 2008. Each director attended at least 75% of the total meetings of the Board during 2008, except for Dr. Ignarro. Each director who served on a committee of our Board of Directors attended at least 75% of all committee meetings during 2008. Board agendas include regularly scheduled executive sessions for the independent directors to meet without management present. In 2008, the independent directors met two times in executive session.

Director Independence

Our Board of Directors has determined that Messrs. Link, Ignarro, Selter and Wennekamp each is “independent” under the current independence standards of both The NASDAQ Capital Market and the Securities and Exchange Commission, or SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee. Our Board of Directors also has determined that Mr. Selter, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” as defined by SEC rules.

The following table provides information concerning the current membership of our Board committees:

Name	Class of Directors	Audit Committee	Compensation Committee	Nomination and Governance Committee
Steven A. Kriegsman	II
Louis Ignarro, Ph.D.	I
Max Link, Ph.D.	III	(1)	(2)	(3)
Joseph Rubinfeld, Ph.D.	I
Marvin R. Selter	II	(1)	(2)	(3)
Richard L. Wennekamp	II	(1)	(2)	(3)
____________

(1)           Members of our Audit Committee. Mr. Selter is the Chairman of the Committee.

(2)           Members of our Compensation Committee. Mr. Wennekamp is Chairman of the committee.

(3)           Members of our Nominating and Corporate Governance Committee. Mr. Wennekamp is Chairman of the Committee.

Audit Committee

Our Board of Directors has determined that each of the current members of the Audit Committee are “independent” under the current independence standards of The NASDAQ Capital Market.

The Audit Committee’s responsibilities include oversight activities described below under the “Report of the Audit Committee.” The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accounting firm, reviews with our independent registered public accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm, reviews the independence of our independent registered public accountants and reviews the adequacy of our internal accounting controls.

The Audit Committee has discussed with our independent registered public accounting firm the firm’s independence from management and us, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of permitted non-audit services with the auditors’ independence. The Audit Committee operates pursuant to a written charter, a copy of which is available on our website at http://www.cytrx.com.

Audit Committee Report

Set forth below is the Audit Committee Report:

The following Report does not constitute soliciting material and should not be considered or deemed filed, or incorporated by reference into any filing, by us with the SEC, except to the extent we specifically incorporate this Report by reference.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

•	The quality and integrity of our financial statements and reports.

•	Our independent registered public accounting firm’s qualifications and independence.

•	The performance of our internal audit function and our independent auditors.

The Audit Committee operates under a written charter adopted by the Board of Directors in April 2003, which was amended by the Board of Directors in March 2007.

The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor our financial reporting process and internal control system.

•	Review and appraise the audit efforts of our independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, internal auditors, our management and the Board of Directors.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and the Board of Directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors’ independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During 2008, the Audit Committee approved all of the non-audit services proposals submitted to it.

The Audit Committee met five times during 2008. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended by SAS No. 90 (Communication with Audit Committees).

The Audit Committee retained BDO Seidman, LLP to audit our financial statements for 2008. The Audit Committee also has selected BDO Seidman, LLP as our independent auditors for fiscal 2009.

The Audit Committee discussed with BDO Seidman, LLP, which audited our annual financial statements for 2008, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by BDO Seidman, LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of CytRx’s internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC.

Respectfully submitted,

Audit Committee:

Marvin R. Selter, Chairman
Max Link, Ph.D.
Richard L. Wennekamp

Compensation Committee

The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to determine in it sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our various stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com. As indicated above with respect to service on our Audit Committee, our Board of Directors has determined that each of the current members of the Compensation Committee, Messrs. Wennekamp, Link and Selter, are “independent” under the current independence standards of The NASDAQ Capital Market.

The Compensation Committee held seven meetings during 2008.

Nomination and Governance Committee

The Nomination and Governance Committee assists our Board of Directors in discharging its duties relating to corporate governance and the compensation and evaluation of the Board. The Nomination and Governance Committee also operates pursuant to a written charter, a copy of which likewise is available on our website at www.cytrx.com. As indicated above with respect to service on our Audit Committee, our Board of Directors has determined that each of the current members of the Nomination and Governance Committee, Messrs. Wennekamp, Link and Selter, are “independent” under the current independence standards of The NASDAQ Capital Market.

The principal responsibilities of the Nomination and Governance Committee include:

•	Overseeing our corporate governance practices and developing and recommending to our Board a set of Corporate Governance Guidelines.

•
Assisting our Board in identifying qualified director candidates, selecting nominees for election as directors at meetings of stockholders and selecting candidates to fill vacancies on our Board, and developing criteria to be used in making such recommendations.

•
Creating and recommending to our Board a policy regarding the consideration of director candidates recommended by stockholders and procedures for stockholders’ submission of nominees of director candidates.

•	Reviewing and recommending the compensation for non-employee directors and making recommendations to our Board for its approval.

•	Establishing criteria for our Board and for all committees (including the Nomination and Governance Committee) to use to evaluate their performance on an annual basis.

•	Overseeing developments related to corporate governance and advising our Board in connection therewith.

The Nomination and Governance Committee has sole authority, in connection with the identification of qualified director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm’s fees and other retention terms). We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Nomination and Governance Committee held two meetings during 2008.

The Nomination and Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nomination and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates

The policy of the Nomination and Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nomination and Governance Committee for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year. The written recommendation must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration.

•	The name and contact information for the candidate.

•	A statement of the candidate’s business and educational experience.

•	Information regarding the candidate’s qualifications to be a director.

•	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

•	The written consent of the candidate to serve as a director if nominated and elected.

•	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

•	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the shareholder.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Nominations of Directors

Our Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nomination and Governance Committee as described above. Any stockholder nominations must comply with the requirements of our Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to which they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting. In addition, communications sent to us via telephone or facsimile for our Board of Directors or a particular director will be forwarded to our Board or the director by an appropriate officer.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and The NASDAQ Marketplace Rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

As a result, the procedures followed by the Audit Committee to evaluate transactions with related persons require:

•
that all related person transactions, all material terms of the transactions, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction must be communicated to the Audit Committee; and

•
that all related person transactions, and any material amendment or modification to any related person transaction, be reviewed and approved or ratified by the Audit Committee, as required by The NASDAQ Marketplace Rules.

Our Audit Committee will evaluate related person transactions based on:

•	information provided by members of our board of directors in connection with the required annual evaluation of director independence;

•	pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

•	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our board of directors; and

•	any other relevant information provided by any of our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related person transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ Marketplace Rules.

Recent Transactions

In 2008, the Audit Committee approved and we entered into several written consulting agreements with TS Biopharma, an oncology clinical consulting company owned by Steven Rubinfeld, M.D. Dr. Rubinfeld is the son of Joseph Rubinfeld, Ph.D., one of our directors. Joseph Rubinfeld has no financial interest in the consulting arrangement. Under the consulting arrangement, we agreed to pay TS Biopharma on an hourly basis for consulting services related to the evaluation of our oncology compounds and the design and administration of our clinical oncology program.  The consulting arrangement has since been terminated.  During 2008, we paid approximately $273,000 in total consulting fees to TS Biopharma.

Also in 2008, the Audit Committee approved and we entered into a written Consulting Agreement with Joseph Rubinfeld, Ph.D., one of our directors, under which Dr. Rubinfeld agrees to serve as our Chief Scientific Advisor. In exchange, we granted to Dr. Rubinfeld under our 2008 Stock Incentive Plan a ten-year stock option to purchase up to 350,000 shares of our common stock at an exercise price of $0.35 per share, which equaled the market price of our common stock as of the grant date. The award to Dr. Rubinfeld was made subject to stockholder approval of the 2008 Plan and will not be effective if such approval is not forthcoming at the Annual Meeting. Subject to stockholder approval of the 2008 Plan, the stock option vested immediately upon grant as to 50,000 of the option shares and will vest as to the remaining option shares in 36 equal monthly installments, subject in each case to Dr. Rubinfeld remaining in our service through such dates. We also agree in the consulting agreement to pay Dr. Rubinfeld a monthly fee of $1,000.  The consulting agreement with Dr. Rubinfeld is terminable at any time by either party upon notice to the other party.

Except for the ongoing consulting arrangements, there are no transactions with related persons currently proposed for 2009.  All of our related person transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

Exemption Clause

Item 404(a)(7)(a) of Securities and Exchange Commission Regulation S-K states that: Disclosure need not be provided if the transaction is one where the rates or charges involved in the transaction are determined by competitive bid, or the transaction involves rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

Applicable Definitions

For purposes of our Audit Committee’s review:

•	“related person” has the meaning given to such term in Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”); and

•	“related person transaction” means any transaction for which disclosure is required under the terms of Item 404(a) involving the Company and any related persons.

Board Member Attendance at Annual Meetings

Our Board of Directors has no formal policy regarding attendance of directors at our annual stockholder meetings.  Our 2008 Annual Meeting of Stockholders was attended by six of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required under Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders for 2008 complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of May 11, 2009 by (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each of our directors; (3) our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation”; and (4) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of May 11, 2009, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 93,347,732 shares of our common stock outstanding as of May 11, 2009. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent
Louis Ignarro, Ph.D.(1)	568,916	*
Steven A. Kriegsman(2)	6,019,703	6.3%
Max Link, Ph.D.(3)	189,519	*
Joseph Rubinfeld, Ph.D.(4)	127,000	*
Marvin R. Selter(5)	472,451	*
Richard L. Wennekamp(6)	120,000	*
Jack R. Barber, Ph.D.(7)	591,660	*
Shi Chung Ng, Ph.D.(8)	118,065	*
Jaisim Shah(9)	8,334	*
Scott Wieland(10)	94,722	*
John Y. Caloz(11)	59,723	*
Benjamin S. Levin(12)	533,344	*
All executive officers and directors as a group (twelve persons)(13)	8,903,437	9.1%

____________

(1)	Includes 477,000 shares subject to options or warrants.

(2)	Includes 1,998,603 shares subject to options or warrants. Mr. Kriegsman’s address is c/o CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, CA 90049.

(3)	Includes 134,543 shares subject to options or warrants.

(4)	Consists of shares subject to options or warrants.

(5)	The shares shown are owned, of record, by the Selter Family Trust or Selter IRA Rollover. Includes 115,000 shares subject to options or warrants owned by Mr. Selter.

(6)	Includes 115,000 shares subject to options or warrants.

(7)	Consists of shares subject to options or warrants.

(8)	Consists of shares subject to options or warrants.

(9)	Consists of shares subject to options or warrants.

(10)	Consists of shares subject to options or warrants.

(11)	Consists of shares subject to options or warrants.

(12)	Consists of shares subject to options or warrants.

(13)	Includes 4,364,660 shares subject to options or warrants.

Executive Officers

Set forth below is information regarding our current executive officers (other than information relating to Steven A. Kriegsman, our President and Chief Executive Officer, which is set forth above under “Continuing Directors”). Each officer’s age is indicated in parentheses after his name.

Jack R. Barber, Ph.D. (53) has been our Senior Vice President - Drug Development since July 2004, and was named Chief Scientific Officer in February 2007. He previously served as Chief Technical Officer and Vice President of Research and Development at Immusol, a biopharmaceutical company based in San Diego, California, since 1994. Prior to that, Dr. Barber spent seven years in various management positions at Viagene, most recently serving as Associate Director of Oncology. Dr. Barber received both his B.S. and Ph.D. in Biochemistry from the University of California, Los Angeles. He also carried out his post-doctoral fellowship at the Salk Institute for Biological Studies in La Jolla, California.

Shi Chung Ng, Ph.D. (54) joined us as our Senior Vice President, Research and Development in April 2008. Previously, he served as Vice President of Molecular Oncology at Ligand Pharmaceuticals, directing the cancer discovery efforts as well as genomics biomarker studies for Targretin. Prior to that, he served as Vice President of Drug Discovery Biology and Preclinical Development of ArQule, Inc., leading novel cell cycle checkpoint activation drug discovery and development efforts for ARQ-197. From 1993-2004, Dr. Ng co-led efforts in the discovery and development of multiple oncology drug candidates at Abbott, including a Bcl-2 inhibitor, farnesyl transferase inhibitors, and novel anti-mitotics as a founding member of Abbott oncology, a Senior Group Leader and a Volwiler Associate Fellow. Prior to his tenure at Abbott, Dr. Ng worked at Pfizer, Bristol-Myers Squibb and Harvard Medical School. He was adjunct Assistant Professor at the Chicago Medical School, and adjunct Faculty Member at Northwestern University. He had also served as a visiting Professor at Rutgers University, a visiting Research Staff Member at Princeton University, and an Instructor in Medicine at Harvard Medical School. Dr. Ng received a Ph.D. in Biochemistry from Purdue University, and a Postdoctoral Fellowship from Howard Hughes Medical Institute and Harvard Medical School. Dr. Ng has published over 200 papers, abstracts and patent applications and he was the recipient of multiple scholarships and awards.

Jaisim Shah (48) joined us in May 2009 as our Chief Business Officer and Senior Vice President-Business Development.  From January 2009 until joining us, Mr. Shah served as an independent consultant for pharmaceutical and biotechnology companies focusing on business and product development. Prior to that time, he served in various senior management positions with a number of global pharmaceutical companies, including Bristol-Myers Squibb and Hoffman La-Roche AG. Most recently, from December 2008 to January 2009, he served as Senior Vice President and Chief Business Officer of Facet Biotech, and from July, 2000 until December 2008, he served in the same capacities for PDL BioPharma. Mr. Shah received his M.A. degree in economics from the University of Akron.

Scott Wieland, Ph.D. (50) joined us in 2005 as the Vice President – Clinical and Regulatory Affairs and was promoted to the position of Senior Vice President – Drug Development in December 2008. Prior to that, he served in senior level positions in the areas of Drug Development, Clinical and Regulatory Affairs at various biotech firms. He spent five years at NeoTherapeutics, Inc. serving as the Director of Product Development and was later promoted to Vice President of Product Development. From 1990 to 1997, he served as Director of Regulatory Affairs at CoCensys, Inc.  Dr. Wieland has a Ph.D. in Biopsychology and an M.A. in Psychology from the University of Arizona. He has an MBA from Webster University. Dr. Wieland received his B.S. in Physiological Psychology from the University of California, Santa Barbara.

John Y. Caloz (57) joined us in October 2007 as our Chief Accounting Officer.  In January of 2009 Mr. Caloz was named Chief Financial Officer. He has a history of providing senior financial leadership in the life sciences sector, as Chief Financial Officer of Occulogix, Inc, a NASDAQ listed, a medical therapy company. Prior to that, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a Chatsworth, CA based medical device manufacturer. He served as Chief Financial Officer of San Francisco-based Synarc, Inc., a medial imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999. Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and high tech companies, from 1983 to 1993. Mr. Caloz, a Chartered Accountant, holds a degree in Accounting from York University, Toronto, Canada.

Benjamin S. Levin (33) has been our General Counsel, Vice President — Legal Affairs and Corporate Secretary since July 2004. From November 1999 to June 2004, Mr. Levin was an associate in the transactions department of the Los Angeles office of O’Melveny & Myers LLP. Mr. Levin received his S.B. in Economics from the Massachusetts Institute of Technology, and a J.D. from Stanford Law School.

Compensation Discussion and Analysis

Overview of Executive Compensation Program

The Compensation Committee of our board of directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table on page 19 are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The components of our executive compensation consist of salary, annual cash bonuses awarded based on the Compensation Committee’s subjective assessment of each individual executive’s job performance, including evaluations of, during the past year, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash, stock or stock options) to reward extraordinary efforts or results.

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our company. The Compensation Committee uses annual and other periodic cash bonuses to reward an officer’s achievement of specific goals, including goals related to the development of the product’s drug candidates and management of working capital, and employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to improve stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies. To that end, the Compensation Committee believes executive compensation packages provided by us to our named executive officers should include both cash compensation and stock options.

Because of the size of our company, the small number of executive officers in our company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans, or other similar plans for our named executive officers.

As a biopharmaceutical company engaged in developing potential products that, to date, have not generated significant revenues and are not expected to generate significant revenues or profits for several years, the Compensation Committee also takes the company’s financial and working capital condition into account in its compensation decisions. Accordingly, the Compensation Committee recently has weighted bonuses more heavily with stock options rather than cash. The Compensation Committee may periodically reassess the proper weighting of equity and cash compensation in light of the company’s working capital situation from time to time.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations made by our President and Chief Executive Officer regarding equity awards to our other officers. Decisions regarding the non-equity compensation of our other officers are made by our President and Chief Executive Officer.

The Compensation Committee and the President and Chief Executive Officer annually review the performance of each named executive officer (other than the President and Chief Executive Officer, whose performance is reviewed only by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying or declining any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the company’s annual cash and incentive-based cash and non-cash executive compensation to seek to motivate our named executives to achieve the company’s business goals, including goals related to the development of the our drug candidates and management of working capital, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants. However, during 2008, the Compensation Committee obtained two third-party industry compensation surveys and used them in its compensation deliberations regarding cash and equity compensation for our executive officers. The Compensation Committee utilized this data to set compensation for our executive officers at levels targeted at or around the third quartile of compensation amounts provided to executives at comparable companies considering each individual’s individual experience level related to their position with us. There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation.

2008 Executive Compensation Components

For 2008, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual and special bonuses; and

•	equity incentive compensation.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for the named executive officers are determined for each named executive officer based on his position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, if any;

•	an internal review of the executive’s compensation, both individually and relative to other named executive officers;

•	each executive’s individual performance; and

•	base salaries paid by comparable companies.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on the company’s available resources and the Compensation Committee’s assessment of the individual’s performance. Both assessments are based upon written evaluations of such criteria as job knowledge, communication, problem solving, initiative, goal-setting, and expense management. As a result of the Company’s working capital position at the end of 2008, the Compensation Committee and the company’s named executive officers agreed that base salaries would remain unchanged in 2009, except in circumstances where named executive officers assumed new positions with the company.  As described in the “Employment Agreements and Potential Payment Upon Termination or Change in Control” section of this Annual Report, we have entered into new employment agreements with each of the named executive officers (other than Mr. Kriegsman) that continue their 2008 base salaries in effect until the expiration of their employment agreements on December 31, 2009.

Annual and Special Bonuses

The Compensation Committee has not established an incentive compensation program with fixed performance targets. Because we do not generate significant revenues and have not commercially released any products, the Compensation Committee bases its discretionary compensation awards on the achievement of product development targets and milestones, efforts related to extraordinary transactions, effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria. During 2008, the Compensation Committee granted Mr. Kriegsman an annual cash bonus of $150,000, the minimum bonus guaranteed to Mr. Kriegsman under his employment agreement, and granted cash bonuses to the other named executive officers ranging from $38,250 to $55,000, each in conjunction with the end of their employment contract years, principally based on their efforts in helping us advance the development of our products, complete the partial spin-off of RXi, and acquire Innovive and achieve other corporate goals.

On March 11, 2008, the record date for our recent distribution of RXi shares to our stockholders, we awarded approximately 27,700 shares of RXi to our directors, officers and other employees, including the named executive officers, in connection with our separation from RXi to compensate those directors, officers and other employees for services performed in connection with the separation. Each of our directors, officers and other employees who held stock options to purchase our common stock received that number of RXi shares that such individual would have received in the separation, assuming such individual had, on the record date for the separation, exercised, in full, on a “net-exercise” basis, all such stock options to the extent then exercisable.

Equity Incentive Compensation

As indicated above, the Compensation Committee also aims to encourage the company’s executive officers to focus on long-term company performance by allocating to them stock options that vest over a period of several years. In 2008, the Compensation Committee granted to Mr. Kriegsman nonqualified options to purchase 450,000 shares of our common stock at a price of $1.21 per share and 300,000 shares of our common stock at a price of $0.37 per share, which equaled the closing market price on the respective dates of grant. The option vests monthly over three years, provided that Mr. Kriegsman continues in our employ through such monthly vesting periods. In addition, in connection with the annual review of our other named executive officers, the Compensation Committee also granted stock options to those named executive officers. All of these other stock options had an exercise price equal to the closing market price on the date of grant, and also vest monthly over three years, provided that such executives remain in our employ through such monthly vesting periods.

Retirement Plans, Perquisites and Other Personal Benefits

We have adopted a tax-qualified employee savings and retirement plan, the 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. We did not make any matching contribution to the 401(k) Plan for 2008.  Matching and profit-sharing contributions, if any, are subject to a vesting schedule; all other contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

We do not provide any of our executive officers with any other perquisites or personal benefits, other than benefits to Mr. Kriegsman provided for in his employment agreement. As required by his employment agreement, during 2008 we paid insurance premiums with respect to a life insurance policy for Mr. Kriegsman which had a face value of approximately $1.4 million as of December 31, 2008 and under which Mr. Kriegsman’s designee is the beneficiary.

Employment Agreements and Severance Arrangements

We have entered into written employment agreements with each of our named executive officers. The main purpose of these agreements is to protect the company from business risks such as competition for the executives’ service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship. The employment agreements also protect the executive from termination without “cause” (as defined) and, in Mr. Kriegsman’s case, entitles him to resign for “good reason” (as defined). Each employment agreement was individually negotiated, so there are some minor variations in the terms among executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the company retain the named executive officers by providing them with a competitive employment arrangement and protection against unknowns such as termination without “cause” that go along with the position.

In the event of termination without “cause,” the named executive officers will be entitled to a lump-sum payment equal to six months of base salary (24 months in the case of Mr. Kriegsman). Mr. Kriegsman’s employment agreement also provides for our continuation of Mr. Kriegsman’s life insurance and medical benefits during his 24-month severance period. If Mr. Kriegsman’s employment is terminated by us without “cause,” or by Mr. Kriegsman for “good reason,” within two years following a change of control of CytRx, he also would be entitled under his employment agreement to receive a “gross-up” payment equal to the sum of any excise tax on his termination benefits (including any accelerated vesting of his options under our Plans as described below) plus any penalties and interest.

Change of Control Arrangements

The company’s 2000 Long-Term Incentive Plan and 2008 Stock Incentive Plan provide generally that, upon a change of control of CytRx, all unvested stock options and awards under the Plans held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such “single trigger” change of control policy is consistent with the objective of aligning the interests of the named executive officer’s and of the company’s stockholders by allowing the executives to participate equally with stockholders in the event of a change of control transaction.

The foregoing severance and change of control arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this Annual Report under the heading “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

Ownership Guidelines

The Compensation Committee has no requirement that each named executive officer maintain a minimum ownership interest in our company.

Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:

•	links the creation of stockholder value with executive compensation;

•	provides increased equity ownership by executives;

•	functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

•	maintains competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest monthly over the first three years of the ten-year option term. Vesting and exercise rights cease upon termination of employment (or, in the case of exercise rights, 90 days thereafter), except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance. Our board of directors has granted our President and Chief Executive Officer discretion to grant up to 100,000 options to employees upon joining our company, and to make grants from an additional “discretionary pool” of up to 100,000 options during each annual employee review cycle. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, which may include the attainment of product development milestones (such as commencement and completion of clinical trials) and attaining other annual corporate goals and objectives. On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, theCompensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of bonus stock, restricted stock and restricted stock units.

It is our policy to award stock options at an exercise price equal to The NASDAQ Capital Market’s closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees, or the date on which the Compensation Committee or the Chief Executive Officer, as applicable, approves the stock option grant to existing employees.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the requirements of FASB Statement 123(R), Share-Based Payment. This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

Benchmarking

The Compensation Committee does not attempt to establish or measure executive compensation against any benchmarks.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee. Joseph Rubinfeld, Ph.D., Marvin R. Selter and Richard L. Wennekamp all served as members of the Compensation Committee during 2008. Dr. Rubinfeld resigned as a member of the Committee in October 2008. He was replaced by Max Link, Ph.D.

Summary Compensation Table

The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2008, 2007 and 2006 by Steven A. Kriegsman and Mitchell K. Fogelman, who are the only individuals who served as our principal executive and financial officers during the year ended December 31, 2008, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($)(5)	Total ($)
Steven A. Kriegsman
President and Chief Executive Officer	2008	551,000	150,000	105,328	10,000	816,328
	2007	524,767	300,000	295,534	—	1,120,301
	2006	417,175	800,000	340,426	—	1,557,601
Mitchell K. Fogelman
Chief Financial Officer and Treasurer (3)	2008	285,576	55,000	24,531	—	365,107
	2007	76,763	100,000	35,665	—	212,428

Jack R. Barber, Ph.D.
Chief Scientific Officer	2008	364,375	55,000	24,603	—	443,978
	2007	327,074	125,000	168,876	—	620,950
	2006	261,750	218,750	90,544	—	571,044
Benjamin S. Levin General Counsel,
General Counsel, Vice President — Legal	2008	276,000	55,000	24,603	—	355,603
Affairs and Secretary	2007	250,000	100,000	84,438	—	434,438
	2006	208,170	219,750	120,550	—	548,470
Shi Chung Ng, Ph.D.
Senior Vice President – Research and	2008	275,000	41,250	—	—	316,250
Development (4)	2007	167,628	—	—	—	167,628
____________

(1)
Bonuses to the named executive officers reported above relating to 2008 were paid in December 2008. Bonuses to the named executive officers reported above relating to 2007 were paid in April 2008. Bonuses to the named executive officers reported above relating to 2006 were paid in both June 2006, in connection with the contractual year end for those officers, and also in April 2007, following our decision to determine and award bonuses in connection with each fiscal year end. For purposes of this table, the entire amount of the bonus paid as attributed to 2006 has been presented as a 2006 amount.

(2)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006, 2007 and 2008 fiscal years for the fair value of stock options granted in 2006, 2007 and 2008 and prior fiscal years in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, and reflect grants from our 2000 Long-Term Incentive Plan, which is described in Note 13 of the Notes to Consolidated Financial Statements.

(3)
Mr. Fogelman served as our Chief Financial Officer and Treasurer from September 11, 2007 through December 31, 2008, when he resigned.  On January 1, 2009, John Y. Caloz was appointed to these positions.

(4)           Dr. Ng was hired on April 1, 2007.

(5)           This amount represents life insurance premiums.

2008 Grants of Plan-Based Awards

In 2008, we granted stock options to our named executive officers under our 2000 Long-Term Incentive Plan as follows:

2008 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards (# of CytRx Shares)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Steven A. Kriegsman	4/07/2008	450,000	$1.21	$425,700
President and Chief Executive Officer	11/21/2008	300,000	0.37	92,100

Mitchell K. Fogelman (1)	4/07/2008	100,000	$1.21	$94,600
Chief Financial Officer and Treasurer	11/21/2008	100,000	0.37	30,700

Jack R. Barber, Ph.D.	4/07/2008	100,000	$1.21	$94,600
Chief Scientific Officer	11/21/2008	100,000	0.37	30,700

Benjamin S. Levin	4/07/2008	100,000	$1.21	$94,600
General Counsel, Vice President — Legal Affairs and Secretary	11/21/2008	100,000	0.37	30,700

Shi Chung Ng, Ph.D.	11/21/2008	50,000	0.37	$15,350
Senior Vice President – Research and Development
____________

(1)           Mr. Fogelman resigned from the company on December 31, 2008.

2008 Stock Incentive Plan

On November 21, 2008, our Board of Directors adopted the 2008 Stock Incentive Plan, which is being submitted for approval by our stockholders at the Annual Meeting as described under “Proposal 3 – Approval of Adoption of 2008 Stock Incentive Plan.” In the meantime, we may make awards under the 2008 Plan, the effectiveness of which are conditional upon obtaining such stockholder approval.  There are 350,000 shares subject to outstanding options awarded under the Plan, and 9,650,000 shares available for future awards. See “Related Transactions – Joseph Rubinfeld, Ph.D. Consulting Agreement” below for a description of the terms of outstanding awards under the 2008 Plan.

2000 Long-Term Incentive Plan

The purpose of our 2000 Long-Term Incentive Plan, or 2000 Plan, is to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders. The 2000 Plan was originally adopted by our Board of Directors on August 24, 2000 and by our stockholders on June 7, 2001, with certain amendments to the Plan having been subsequently approved by our Board of Directors and stockholders. On May 11, 2009, our Board of Directors approved an amendment to the 2000 Plan to allow for a one-time stock option repricing program for our employees and officers as described under “Proposal 2 – Approval of Amendment to 2000 Long-Term Incentive Plan” below. That discussion includes a description of the material terms of the 2000 Plan.

Other Plans

We also have two other plans – the 1994 Stock Option Plan and the 1998 Long Term Incentive Plan, which include 9,167 and 27,500 shares subject to outstanding stock options.  The terms of both plans provide that no options may be issued after 10 years, so no options are available any longer under either plan.

Holdings of Previously Awarded Equity

Equity awards held as of December 31, 2008 by each of our named executive officers were issued under our 2000 Long-Term Incentive Plan. The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2008:

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date
Steven A. Kriegsman	8,333	(1)	291,667	0.37	11/21/18
President and Chief Executive Officer	100,000	(1)	350,000	1.21	4/07/18
	194,444	(1)	155,556	4.51	4/18/17
	166,667	(1)	33,333	1.38	6/16/16
	300,000	(1)	—	0.79	5/17/15
	250,000	(2)	—	2.47	6/19/13
	750,000	(2)	—	2.47	6/20/13

Mitchell K. Fogelman (3)	2,778	(1)	97,222	0.37	11/21/18
Chief Financial Officer and Treasurer	22,222	(1)	77,778	1.21	4/07/18
	62,500	(1)	87,500	3.40	9/11/17

Jack R. Barber, Ph.D.	2,778	(1)	97,222	0.37	11/21/18
Chief Scientific Officer	22,222	(1)	77,778	1.21	4/07/18
	111,111	(1)	88,889	4.51	4/18/17
	83,333	(1)	16,667	1.38	6/16/16
	150,000	(1)	20,846	0.79	5/17/15
	100,000	(2)	—	1.13	7/06/14

Benjamin S. Levin	2,778	(1)	97,222	0.37	11/21/18
General Counsel, Vice President — Legal	22,222	(1)	77,778	1.21	4/07/18
Affairs and Secretary	55,556	(1)	44,444	4.51	4/18/17
	75,000	(1)	15,000	1.38	6/16/16
	150,000	(1)	—	0.79	5/17/15
	160,000	(2)	—	1.39	7/15/14

Shi Chung Ng, Ph.D.	—	(2)	50,000	0.37	11/21/18
Senior Vice President – Research and	50,000	(2)	100,000	4.13	4/30/17
Development

____________
(1)	These options vest in 36 equal monthly installments, subject to the option holder’s remaining in our continuous employ through such dates.

(2)	These options vest in three annual installments, subject to the option holder’s remaining in our continuous employ through such dates.

(3)           Mr. Fogelman resigned from the company on December 31, 2008.

Option Exercises and Stock Vested

There were no exercises of stock options by any of our named executive officers during 2008.

Employment Agreements and Potential Payment upon Termination or Change in Control

Employment Agreement with Steven A. Kriegsman

Mr. Kriegsman is employed as our Chief Executive Officer and President pursuant to an employment agreement that was amended as of May 2007 to continue through December 31, 2009. The employment agreement will automatically renew in December 2009 for an additional one-year period, unless either Mr. Kriegsman or we elect not to renew it.

Under his employment agreement as amended, Mr. Kriegsman is entitled to receive an annual base salary of $550,000. Our board of directors (or its Compensation Committee) will review the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000. Pursuant to his employment agreement with us, we have agreed that he shall serve on a full-time basis as our Chief Executive Officer and President and that he may continue to serve as Chairman of the Kriegsman Group only so long as necessary to complete certain current assignments.

Mr. Kriegsman is eligible to receive grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion.

Under Mr. Kriegsman’s employment agreement, we have agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to us, we will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by our certificate of incorporation or bylaws, or any resolution of our board of directors, to the extent not inconsistent with Delaware law. We also have agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by us.

In the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years after his termination date, or until the expiration of the amended and restated employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or 24 months following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by any compensation received from any subsequent reemployment by another employer.

Under Mr. Kriegsman’s employment agreement, he and his affiliated company, The Kriegsman Group, are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman’s employment agreement also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Potential Payment upon Termination or Change in Control for Steven A. Kriegsman

Mr. Kriegsman’s employment agreement contains no provision for payment to him in the event of a change in control of CytRx. If, however, a change in control (as defined in our 2000 Long-Term Incentive Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without cause or by him for good reason (each as defined in his employment agreement), then, in addition to the severance benefits described above, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income,employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.

Employment Agreement with Jack R. Barber, Ph.D.

Jack R. Barber, Ph.D. is employed as our Chief Scientific Officer pursuant to an employment agreement dated as of January 1, 2009 that expires on December 31, 2009. Dr. Barber is paid an annual base salary of $360,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.

In the event we terminate Dr. Barber’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Employment Agreement with Shi Chung Ng, Ph.D.

Shi Chung Ng, Ph.D. is employed as our Senior Vice President — Research and Development pursuant to an employment agreement dated as of January 1, 2009 that expires on December 31, 2009. Dr. Ng is paid an annual base salary of $275,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.

In the event we terminate Dr. Ng’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Employment Agreement with Jaisim Shah

Jaisim Shah is employed as our Chief Business Officer and Senior Vice President-Business Development pursuant to an employment agreement dated as of May 4, 2009 that expires on December 31, 2010.  Mr. Shah is paid an annual salary of $300,000 and is eligible to receive a bonus from time to time in an amount equal to 1% of all upfront monies we receive pursuant to each strategic partnership, sale of assets and out-license arrangement consummated by us and in which Mr. Shah is significantly involved on our behalf, whether or not such transaction was originated by him. Mr. Shah also is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.  In the event we terminate Mr. Shah's employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

In connection with entering into Mr. Shah’s employment agreement, we granted him a ten-year nonstatutory stock option under our 2000 Plan to purchase 150,000 shares of our common stock at an exercise price of $0.41 per share.  The option will vest and become exercisable in 36 equal monthly installments beginning on the one-month anniversary of the grant date and continuing on each succeeding monthly anniversary of the grant date until the option shall have become fully vested, provided, in each case, that Mr. Shah remains in our continuous employ through such anniversary dates.

Employment Agreement with Scott Wieland, Ph.D.

Scott Wieland is employed as our Senior Vice President — Drug Development pursuant to an employment agreement dated as of January 1, 2009 that expires on December 31, 2009. Dr. Wieland is paid an annual base salary of $275,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.

In the event we terminate Dr. Wieland’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Employment Agreement with John Y. Caloz

John Y. Caloz is employed as our Chief Financial Officer and Treasurer pursuant to an employment agreement dated as of January 1, 2009 that expires on December 31, 2009. Mr. Caloz is entitled under his employment agreement to receive an annual base salary of $275,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.

In the event we terminate Mr. Caloz’s employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ salary under his employment agreement.

Employment Agreement with Benjamin S. Levin

Benjamin S. Levin is employed as our Vice President — Legal Affairs, General Counsel and Secretary pursuant to an employment agreement dated as of January 1, 2009 that expires on December 31, 2009. Mr. Levin is paid an annual base salary of $275,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.

In the event we terminate Mr. Levin’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation to each of our named executive officers (other than Mitchell K. Fogelman) in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death of permanent disability. Mr. Fogelman resigned as our Chief Financial Officer and Treasurer on December 31, 2008. He received no termination payments or benefits in connection with his resignation. The named executive officers indicated below are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

Termination Payments and Benefits

		Termination w/o Cause or for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Steven A. Kriegsman	Severance Payment(4)	1,100,000	1,100,000	1,100,000	1,100,000	—
President and Chief	Stock Options (1)	—	—	—	—	—
Executive Officer	Health Insurance (2)	80,609	80,609	—	80,609	80,609
	Life Insurance	10,000	10,000	—	10,000	—
	Bonus	300,000	300,000	300,000	300,000	—
	Tax Gross Up (3)	—	0	—	—	—
Jack R. Barber, Ph.D.	Severance Payment(4)	180,000	180,000	—	—	—
Chief Scientific Officer	Stock Options (1)	—	—	—	—	—
Benjamin S. Levin	Severance Payment	137,500	137,500	—	—	—
General Counsel, Vice	Stock Options (1)	—	—	—	—	—
President — Legal
Affairs and Secretary
Shi Chung Ng, Ph.D.(4)	Severance Payment(4)	137,500	137,500	—	—	—
Senior Vice President –	Stock Options (1)	—	—	—	—	—
Drug Development
____________

(1)           Represents the aggregate value of stock options that vest and become exercisable immediately upon each of the triggering events listed as if such events took place on December 31, 2008, determined by the aggregate difference between the stock price as of December 31, 2008 and the exercise prices of the underlying options. The value is $0, since the stock price at December 31, 2008 was below the exercise price of all underlying options.

(2)           Represents the cost as of December 31, 2008 for the family health benefits provided to Mr. Kriegsman for a period of two years.

(3)           Mr. Kriegsman’s employment agreement provides that if a change in control (as defined in our 2000 Long-Term Incentive Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), then, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax. Based on Mr. Kriegsman’s past compensation and the estimated payment that would result from a termination of his employment following a change in control, we have estimated that a gross-up payment would not be required. “Good reason” as defined in Mr. Kriegsman’s employment agreement includes any change in Mr. Kriegsman’s duties or title that are inconsistent with his position as Chief Executive Officer.

(4)           Severance payments are prescribed by our employment agreements with the named executive officers and represent a factor of their annual base compensation ranging from six months to two years.

Compensation of Directors

The following table sets forth the compensation paid to our directors other than our Chief Executive Officer for 2008:

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3)	Total ($)
Max Link, Ph.D.	118,000	11,225	129,225
Chairman
Marvin R. Selter	106,500	11,225	117,725
Vice Chairman
Louis Ignarro, Ph.D.	40,500	11,225	51,725
Director
Joseph Rubinfeld, Ph.D.	74,000	11,225	85,225
Director
Richard L. Wennekamp	83,500	11,225	94,725
Director
____________
(1)           Steven A. Kriegsman does not receive additional compensation for his role as a Director. For information relating to Mr. Kriegsman’s compensation as President and Chief Executive Officer, see the Summary Compensation Table above.

(2)           The amounts in this column represent cash payments made to Non-Employee Directors for attendance at meetings during the year.

(3)           In July 2008, we granted stock options to purchase 25,000 shares of our common stock at an exercise price equal to the current market value of our common stock to each non-employee director, which had a grant date fair value of $11,225 calculated in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, and reflect grants from our 2000 Long-Term Incentive Plan, which is described in Note 12 of the Notes to Consolidated Financial Statements.

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Directors who also are employees of our company currently receive no compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The directors’ current compensation schedule has been in place since May 2007. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of stockholders. The annual retainer year period has been in place for directors since 2003. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

Our non-employee directors receive a quarterly retainer of $6,000 (plus an additional $12,500 for the Chairman of the Board, $5,000 for the Chairman of the Audit Committee, and $1,500 for the Chairmen of the Nomination and Governance Committee and the Compensation Committee), a fee of $3,000 for each board meeting attended ($750 for board actions taken by unanimous written consent), $2,000 for each meeting of the Audit Committee attended, and 1,000 for each other committee meeting attended. Non-employee directors who serve as the chairman of a board committee receive an additional $2,000 for each meeting of the Nomination and Governance Committee or the Compensation Committee attended and an additional $2,500 for each meeting attended of the audit committee. In July 2008, we granted stock options to purchase 25,000 shares of our common stock at an exercise price equal to the current market value of our common stock to each non-employee director. The options were vested, in full, upon grant.

Related Transactions

TS Biopharma Consulting Arrangement

In 2008, we entered into several written consulting agreements with TS Biopharma, an oncology clinical consulting company owned by Steven Rubinfeld, M.D. Dr. Rubinfeld is the son of Joseph Rubinfeld, Ph.D., one of our directors. Joseph Rubinfeld has no financial interest in the consulting arrangement. Under the consulting arrangement, we agreed to pay TS Biopharma on an hourly basis for consulting services related to the evaluation of our oncology compounds and the design and administration of our clinical oncology program.  The consulting arrangement has since been terminated. During 2008, we paid approximately $273,000 in total consulting fees to TS Biopharma.

Joseph Rubinfeld, Ph.D. Consulting Agreement

On December 2, 2008, we entered into a written consulting agreement with Joseph Rubinfeld, Ph.D., under which Dr. Rubinfeld agrees to serve as our Chief Scientific Advisor. In exchange, we granted to Dr. Rubinfeld under our 2008 Stock Incentive Plan a ten-year stock option to purchase up to 350,000 shares of our common stock at an exercise price of $0.35 per share, which equaled the market price of our common stock as of the grant date. The award to Dr. Rubinfeld was made subject to stockholder approval of the 2008 Plan and will not be effective if such approval is not forthcoming at the Annual Meeting. Subject to stockholder approval of the 2008 Plan, the stock option vested immediately upon grant as to 50,000 of the option shares and will vest as to the remaining option shares in 36 equal monthly installments, subject in each case to Dr. Rubinfeld remaining in our service through such dates. We also agree in the consulting agreement to pay Dr. Rubinfeld a monthly fee of $1,000.

The consulting agreement is terminable at any time by either party upon notice to the other party.

Code of Ethics

We have adopted a Code of Ethics applicable to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, which is available on our website at www.cytrx.com. We will furnish, without charge, a copy of our Code of Ethics upon request. Such requests should be directed to Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California, or by telephone at 310-826-5648.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 2000 LONG-TERM INCENTIVE PLAN

Introduction

We are seeking stockholder approval of an amendment to our 2000 Long-Term Incentive Plan, or 2000 Plan, to allow for a one-time stock option repricing program. If approved by stockholders, the repricing program would allow us to amend most of the stock options outstanding under the 2000 Plan held by our current employees and officers to reduce the exercise price and impose a new vesting schedule under the stock options. We will use the trading price of our common stock prevailing prior to May 11, 2009, the date our board of directors approved the stock option repricing program, as the threshold for determining the stock options eligible to be amended. This is intended to ensure that only outstanding options that are substantially “underwater” (meaning the exercise prices of the options are greater than the market price of our stock) are eligible for the repricing program. Our non-employee directors will not be eligible to participate in the repricing program.

Stockholder approval is required for this proposal under The NASDAQ Capital Market listing standards. If our stockholders approve this proposal, we intend to implement the repricing program as soon as practicable after the Annual Meeting. If stockholders do not approve this proposal, we will not undertake the repricing program.

Overview

Our stock price has declined significantly since October 2007, due in large part to the dramatic, widespread declines in the U.S. financial markets during this period, as well as other factors, including ongoing expenditures of cash in our operations that have reduced our liquidity and capital resources. Like most development-stage biopharmaceutical companies, we depend upon our ability to raise financing to fund our business and operations, which has been adversely affected by falling stock prices and the recessionary U.S. economy.  Consequently, a significant portion of the stock options held by our employees and officers have exercise prices that greatly exceed both the recent market prices of our common stock and the average market price of our stock over the past 18 months. Thus, our board and the Compensation Committee believe these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide when originally granted. Our board and the Compensation Committee believe the repricing program is a necessary adjustment in our strategy to align employee and stockholder interests through our stock option programs.

We believe that the repricing program is important for us, because it will permit us to restore appropriate incentives in our employees and officers who participate in the repricing program. As of May 1, 2009, approximately 81% of the stock options outstanding under the 2000 Plan held by our employees and officers were under water (see “Summary of Material Terms of Repricing Program” below. Only 52% will be repriced). The weighted-average exercise price of these underwater options was $1.80, as compared to the $0.38 price of our common stock on May 1, 2009. As a result, these stock options no longer afford any meaningful retention or incentive value to our employees and officers. We believe the repricing program will enable us to enhance long-term stockholder value by providing greater assurance that we will be able to retain experienced employees and officers, improving the morale of our employees and officers generally, and aligning the interests of our employees and officers more fully with the current interests of our stockholders.

For reference purposes, the following table summarizes information regarding stock options outstanding under the 2000 Plan as of May 11, 2009:

Shares available for future grant	592,180
Shares issuable pursuant to outstanding stock options	4,807,350
Weighted-average exercise price of outstanding stock options	$1.82
Weighted-average remaining term of outstanding stock options	7.20 years

If our stockholders do not approve the amendment to the 2000 Plan authorizing the repricing program, eligible options under the 2000 Plan will remain outstanding and in effect in accordance with their existing terms. We will continue to expense the current outstanding options according to the provisions of SFAS 123(R), which uses the Black-Scholes option-pricing model and recognizes the compensation expense on a straight-line basis over the options vesting periods, even though the options may have little or no retention or incentive value.

Summary of Material Terms of Repricing Program

The material terms of the repricing program relate to eligibility to participate in the program, the stock options that will be subject to amendment, and the amended exercise price and new vesting schedule of the options. These terms are summarized here and described in further detail below.

•
The repricing program will be open to our employees and officers as of the start of the repricing program who remain in our employ through the date the repricing program ends.  Neither our non-employee directors or consultants will be eligible to participate in the repricing program.

•
No options under the 2000 Plan with an exercise price per share less than $1.00 will be eligible for the repricing program. Although approximately 81% of our outstanding stock options outstanding are under water, only approximately 52% of currently outstanding stock options will be affected by the repricing (the balance either have exercise prices under $1.00, or are held by non-employee directors or consultants).

•
We will offer to amend all eligible options on a one-for-one basis. Eligible employees and officers will be permitted to accept amended terms of all or none of the eligible options, on a grant-by-grant basis.

•	Each amended option will have an exercise price per share equal to the market price of our common stock at the time the option repricing program is approved by our stockholders.

•	The remaining term, or exercise period, of eligible options will remain unchanged.

•
None of the amended options will vest immediately. To the extent a participating employee or officer’s eligible options are vested on the date of the amendment, the amended, newly priced options will be scheduled to vest, in full, six months after the amendment date, so long as the employee or officer remains in our employ through the scheduled vesting date. To the extent a participating employee or officer’s eligible options are unvested as of the amendment date, the amended options will only resume the original scheduled vesting six months after the amendment date, so long as the employee or officer remains in our employ through such six-month period

•	The repricing program will commence promptly following the Annual Meeting, if the amendment to the 2000 Plan is approved by stockholders.

Reasons for the Option Repricing Program

Stock options constitute a major component of our overall compensation of employees and officers, because our board and the Compensation Committee believe that stock options encourage our employees and officers to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Our 2000 Plan is broad-based, with all of our current employees and officers holding options awarded under the Plan.

Due to the dramatic decline of our stock price since October 2007, most of the stock options under the 2000 Plan held by our employees and officers have exercise prices substantially higher than the current market price of our common stock and the average market price of our common stock over the past 18 months.  For example, the closing price of our common stock on the NASDAQ Stock Market on May 1, 2009 was $0.38, as compared to the weighted-average exercise price of all outstanding options under the 2000 Plan held by our employees and officers of $1.80.  As of May 1, 2009, approximately 81% of outstanding stock options under the 2000 Plan held by our employees and officers were under water. As a consequence, many of our employees and officers perceive their options with high exercise prices as having little value. For many employees and officers, therefore, these options no longer provide the incentives and retention value that our board and the Compensation Committee believe is necessary to motivate and retain our employees and officers.

Alternatives Considered

When considering how best to re-incentivize our employees and officers who hold underwater options, we considered the following alternatives:

•
Increase cash compensation.  We considered whether we could increase base salaries or annual bonus compensation to make up, at least in part, for the loss of value represented by the underwater options under the 2000 Plan.  However, the loss of value is large in comparison to our cash resources, and our available cash resources are better used in our product development activities.

•
Grant additional equity awards. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. These additional grants, however, would substantially increase the total number of shares of our common stock, or “overhang,” issuable under outstanding options and the potential dilution to our stockholders.

•
Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, a repricing program involving cash would adversely affect our liquidity and capital resources, and, although it might be welcomed by our employees and officers, we believe that such a program would have no significant long-term retention value.

•
Exchange options for restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units under the 2000 Plan. However, we have never utilized awards of restricted stock units, and we believe that doing so would add additional uncertainty to the repricing program.  For example, we believe that a lack of familiarity with restricted stock units could negatively impact employee and officer participation in the repricing program.

Implementation of the Option Repricing Program

After considering and rejecting possible alternatives, we decided to implement a program to amend underwater options outstanding under the 2000 Plan, and determined that a program under which our employees and officers could receive amended stock options covering the same number of shares of common stock, but with a lower exercise price and new vesting schedule, was the most attractive alternative for a number of reasons, including the following:

•
The repricing program offers reasonable and meaningful new incentives for our eligible employees and officers.  Under the repricing program, eligible underwater options held by participating employees and officers will be amended to reduce the exercise price to the current market price of our common stock and add a new vesting schedule designed to increase the retention value of the amended options.

•
The exchange ratio is intended to return value to our stockholders.  We believe the combination of the same number of shares subject to options with lower exercise prices, together with a new vesting schedule, has the potential for a significant positive impact on employee and officer retention and motivation. The amended stock options will provide value to employees and officers only if our share price increases over time, thereby aligning the interests of our employees and officers and stockholders.

•
Our non-employee directors will not be eligible to participate in the repricing program. Although our non-employee directors also hold options that are significantly under water, these individuals are not eligible to participate in the repricing program, because we wanted to eliminate any possible perception of bias or self-interest on the part of these directors in determining to authorize the repricing program.

Description of the Option Repricing Program

Implementing the Repricing Program

We have not commenced the repricing program and will not do so unless our stockholders approve the proposed amendment to the 2000 Plan. If stockholders approve the amendment, the repricing program will commence promptly following the Annual

Meeting at a time determined by our board or the Compensation Committee and on terms consistent with all material respects with those described in this proposal. If the Company receives the required stockholder approval for the 2000 Plan amendments, the approval will be for a one-time repricing program only. Even if the stockholders approve this proposal, however, our board or the Compensation Committee may nonetheless determine not to implement the repricing program.

Upon commencement of the repricing program, employees and officers holding eligible options would receive written materials (the “offer to amend”) explaining the precise terms and timing of the repricing program. Employees and officers would be given at least 20 business days (or such longer period as we may elect to keep the repricing program open) to elect whether to consent to the amended terms of all or none of their eligible options, on a grant-by-grant basis. After the offer to amend is closed, the eligible options would be amended accordingly. All such amended options would be granted under the 2000 Plan and would be subject to the terms of the 2000 Plan.

If you are both a stockholder and an employee or officer who holds eligible options, please note that voting to approve the 2000 Plan amendment authorizing the repricing program will not constitute an election to participate in the repricing program. Any election to participate may be made only if the repricing program is implemented and pursuant to the offer to amend.

Eligible Options

To be eligible to be amended under the repricing program, an underwater option, as of a date specified by the terms of the offer to amend (which date will be not more than 20 business days prior to the date that the repricing program commences), must have a per-share exercise price greater than $1.00.

Eligible Participants

The repricing program will be open to all employees and officers who hold eligible options. To be eligible, an individual must be employed on the date the offer to exchange commences and remain employed through the date of amendment of eligible options. The repricing program will not be open to our non-employee directors. As of May 11, 2009, there were approximately 3.8 million options, or approximately 52% of outstanding stock options affected, held by 32 employees and officers who would be eligible to participate in the repricing program.

Amendment Ratio

The eligible options will be amended on a one-for-one basis, so the amended options would cover the same number of shares as the eligible options.  After the repricing program (assuming all eligible options are amended and without including any grants after May 11, 2009), there will be approximately 592,000 shares available for grant and  approximately 7.4 million options outstanding under the 2000 Plan. These outstanding options would have a weighted-average remaining life, or exercise period, of 7.2 years.

Election to Participate.

Participation in the repricing program will be voluntary. Eligible employees and officers will be permitted to amend all or none of their eligible options, on a grant-by-grant basis.

Exercise Price of Replacement Options

All amended options will have an exercise price per share equal to the market price of our common stock at the time the repricing program is approved by our stockholders.

Vesting of Amended Options

None of the amended options will vest immediately. To the extent a participating employee or officer’s eligible options are vested on the date of the amendment, the amended options will be scheduled to vest, in full, six months after the amendment date, so long as the employee or officer remains in our employ through the scheduled vesting date. To the extent a participating employee or officer’s eligible options are unvested as of the amendment date, the amended options will resume the original schedule vesting beginning six months after the amendment date, so long as the employee or officer remains in our employ through such six-month period.

Term of the Amended Options

The amended options will have the same term, or exercise period, as the eligible options.

Other Terms and Conditions of the Amended Options

The other terms and conditions of the amended options will be set forth in an option agreement to be entered into as of the date specified by the terms of the offer to amend. Any additional terms and conditions will be comparable to the other terms and conditions of the eligible options. All amended options will be nonstatutory stock options granted under our 2000 Plan, regardless of the tax status of the eligible options surrendered for exchange.

Accounting Treatment

SFAS No. 123(R) requires the re-pricing of equity awards to be treated as a modification of the original award and provides that such a modification is an exchange of the original award for a new award.  SFAS No. 123(R) considers the modification to be the repurchase of the old award for a new award of equal or greater value, incurring additional compensation cost for any incremental value. This incremental difference in value is measured as the excess of the fair value of the modified award determined in accordance with the provisions of SFAS No. 123(R) over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. SFAS No. 123(R)  provides that this incremental fair value, plus the remaining unrecognized compensation cost from the original measurement of the fair value of the old option, must be recognized over the remaining vesting period.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the repricing program.

The amendment of eligible options pursuant to the repricing program should not give rise to income or gain or loss for federal income tax purposes to the holders of the options.  The repricing will result in the option being treated as a new option retaining its characteristics as a nonstatutory stock option with no negative tax consequences to the holder provided that it is exercisable at no less than the fair market value of the stock on the date of the repricing. However, there may be adverse impact on the treatment of a nonstatutory stock option as performance-based compensation with the result that income arising at its exercise will be subject to the limitation of Section 162(m) of the Code, which precludes a deduction by the company for compensation of a covered employee in excess of $1,000,000 in a taxable year.

Plan Benefits Relating to the Option Repricing Program

Participation in the repricing program will be voluntary. The benefits that will be received by any participant, if this proposal is approved and the repricing program is implemented, are not currently determinable, since we are not able to predict how many participants will elect to participate or how many options will be amended. None of our non-employee directors will be eligible to participate in the repricing program. The maximum number of shares underlying eligible options would not change.

Effect on Stockholders

We are unable to predict the possible impact of the repricing program on our stockholders. Following the repricing program, based on the number of eligible options as of May 1, 2009 (assuming all eligible options are amended and without including any grants after May 11, 2009, and assuming a new exercise price equal to our closing price on May 1, 2009, or $0.38, we will have approximately 7.4 million options outstanding under all of our plans, with a weighted-average exercise price of $0.65 and a weighted-average remaining term of  7.70 years. As of May 1, 2009, the total number of shares of our common stock outstanding was approximately 93.3 million, exclusive of treasury shares.

Text of Amendment to 2000 Plan

In order to permit us to implement the one-time stock option repricing program in compliance with the 2000 Plan and applicable NASDAQ Capital Market listing standards, the Compensation Committee recommended, and our board approved, an amendment to the 2000 Plan, subject to approval of the amendment by our stockholders. The amendment would add a new Section 15.3 to the 2000 Plan to read as follows:

15.3 ONE-TIME REPRICING PROGRAM.  Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Board or Committee may provide for, and the Company may implement, a one-time-only offer to reprice outstanding Awards under the Plan, pursuant to which certain outstanding Awards could, at the election of the person holding such Awards, be amended to provide for a lower exercise price and such other terms as the Board or the Committee may determine.

Summary of the 2000 Plan

The following is a summary of the material terms of the 2000 Plan. A copy of the 2000 Plan as originally adopted, along with previous amendments to the 2000 Plan (prior to the amendment submitted for stockholder approval at this Annual Meeting), may be found as Annex C to our definitive Proxy Statement filed on June 11, 2002. The following summary is qualified in its entirety by reference to the 2000 Plan, as amended.

Purpose

The purpose of our 2000 Plan is to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders, and by providing our employees, officers, consultants and directors with an incentive for outstanding performance.  The 2000 Plan was originally adopted by our board of directors on August 24, 2000 and by our stockholders on June 7, 2001, with certain amendments to the Plan as referred to above having been subsequently approved by our board of directors and stockholders.

The 2000 Plan authorizes the granting of awards to our employees, officers, consultants and directors and to employees, officers, consultants and directors of our subsidiaries. The following awards are available under the Plan:

•	options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	performance units;

•	dividend equivalents; and

•	other stock-based awards.

The aggregate number of shares of our common stock reserved and available for awards under the 2000 Plan is 10,000,000 shares. As of May 11, 2009, there were approximately 7.4 million shares previously issued or subject to outstanding Plan awards and approximately 592,000 shares were available for issuance pursuant to future awards under the Plan. The maximum number of shares of common stock with respect to one or more options and stock appreciation rights that we may grant during any one calendar year under the 2000 Plan to any one participant is 1,000,000; except that in connection with his or her initial employment with the company or an affiliate, a participant may be granted options for up to an additional 1,000,000 shares. The maximum fair market value of any awards that any one participant may receive during any one calendar year under the 2000 Plan is $1,000,000, not including the value of options and stock appreciation rights (less any consideration paid by the participant for such award).

Administration

The 2000 Plan currently is administered by the Compensation Committee of our board of directors. The Compensation Committee has the power, authority and discretion to:

•	designate participants;

•	determine the types of awards to grant to each participant and the number, terms and conditions of any award;

•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

•	make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Plan.

Awards

The following is summary description of the types of awards that may be granted to participants by the Compensation Committee of our board of directors.  To date, however, we have not granted any awards under the 2000 Plan other than stock options.

Stock Options

The Compensation Committee is authorized to grant both incentive stock options and non-qualified stock options. The terms of any incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years from the grant date.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights to participants. Upon the exercise of a stock appreciation right, the participant has the right to receive the excess, if any, of (1) the fair market value of one share of common stock on the date of exercise, over (2) the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of common stock on the date of grant.

Restricted Stock

The Compensation Committee may make awards of restricted stock, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Performance Units

The Compensation Committee may grant performance units on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of common stock subject to an option or other award, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of common stock, or otherwise reinvested.

Other Stock-Based Awards

The Compensation Committee may grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the 2000 Plan. These stock-based awards may include shares of common stock awarded as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of our subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

Performance Goals

The Compensation Committee in its discretion may determine awards based on:

•	the achievement by us or a parent or subsidiary of a specific financial target;

•	our stock price;

•	the achievement by an individual or a business unit of ours or a subsidiary of a specific financial target;

•
the achievement of specific goals with respect to (i) product development milestones, (ii) corporate financings, (iii) merger and acquisition activities, (iv) licensing transactions, (v) development of strategic partnerships or alliances, or (vi) acquisition or development of new technologies; and

•	any combination of the goals set forth above.

The Compensation Committee has the right for any reason to reduce (but not increase) any award, even if a specific goal has been achieved. If an award is made on the basis of the achievement of a goal, the Compensation Committee must have established the goal before the beginning of the period for which the performance goal relates (or a later date as may be permitted under Internal Revenue Code Section 162(m)). Any payment of an award for achieving a goal will be conditioned on the written certification of the Compensation Committee in each case that the goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

Awards under the 2000 Plan may not be transferred or assigned by Plan participants other than by will or the laws of descent and distribution and, in the case of an incentive stock option, pursuant to a qualified domestic relations order, provided that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability (1) does not result in accelerated taxation, (2) does not cause any option intended to be an incentive stock option to fail to qualify as such, and (3) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including any state or federal tax or securities laws or regulations applicable to transferable awards. A Plan participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the participant’s rights and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

In the event of a “Change in Control” of CytRx, which is a term defined in the 2000 Plan, all outstanding options and other awards in the nature of rights that may be exercised will become fully vested and exercisable and all restrictions on all outstanding awards will lapse. The Compensation Committee may, however, in its sole discretion declare all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised to become fully vested and exercisable, and all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee may, in its sole discretion, declare. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Upon the participant’s death or disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. Unless otherwise provided in an award agreement, in the event of a change in control of CytRx, as defined in the incentive plan, generally, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a change in control, but which the Compensation Committee deems likely to lead to a change in control, the Compensation Committee may in its sole discretion declare all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised to become fully vested, and all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. In addition, the Compensation Committee may, in its sole discretion, accelerate vesting and remove restrictions with respect to awards, at any time and for any reason.

Termination and Amendment

Our board of directors or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the 2000 Plan without stockholder approval; provided, however, that the Compensation Committee may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2000 Plan may adversely affect any award previously granted under the Plan, without the written consent of the participant.

Certain Federal Income Tax Effects

Nonstatutory Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant under the 2000 Plan of a non-discounted nonstatutory stock option. However, the participant will realize ordinary income on the exercise of the nonstatutory stock option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and we will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant or exercise of an incentive stock option. If the participant holds the shares of common stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of common stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price, and we will be entitled to a federal income tax deduction equal to such amount, subject to the limitations under Code Section 162(m).

While the exercise of an incentive stock option does not result in current taxable income, the excess of (i) the fair market value of the option shares at the time of exercise over (ii) the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the stock appreciation rights, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction to us for federal income tax purposes, subject to limitations under Code Section 162(m). In addition, the Compensation Committee may at any time, in its discretion, declare any or all awards to be fully or partially exercisable and may discriminate among participants or among awards in exercising such discretion.

Performance Units

A participant receiving performance units will not recognize income and we will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction to us for federal income tax purposes, subject to the limitations under Code Section 162(m).

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant, as described below, a participant receiving a restricted stock award will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and we will be entitled to a corresponding tax deduction at that time, subject to the limitations under Code Section 162(m).

New Plan Benefits

The table below presents the number of shares of our common stock underlying options that have been previously granted under the 2000 Plan to our current executive officers, other employees and non-employee directors:

Name and Position	Number of Shares of Common Stock Underlying Options Granted(1)
Steven A. Kriegsman, President, Chief Executive Officer and Director	2,600,000
Max Link, Ph.D., Chairman of the Board and Director	153,750
Marvin R. Selter, Director	115,000
Louis Ignarro, Ph.D., Director	477,000
Joseph Rubinfeld, Ph.D., Director	477,000
Richard L. Wennekamp, Director	115,000
Jack R. Barber, Ph.D., Chief Scientific Officer	750,000
Shi Chung Ng, Ph.D., Senior Vice President – Research and Development	200,000
Jaisim Shah, Chief Business Officer and Senior Vice President	150,000
Scott Wieland, Senior Vice President – Drug Development	205,000
John Y. Caloz, Chief Financial Officer, Treasurer	225,000
Benjamin S. Levin, General Counsel, Vice President – Legal Affairs and Corporate Secretary	700,000
Executive Group	5,864,000
Non-Employee Director Group	1,337,750
Non-Executive Officer Employee Group	3,264,000
____________

(1) The number of shares shown is without regard to vesting requirements of the relevant options.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF
THE AMENDMENT TO OUR 2000 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF ADOPTION OF 2008 STOCK INCENTIVE PLAN

On November 21, 2008, our Board of Directors adopted the CytRx Corporation 2008 Stock Incentive Plan, which we refer to as the 2008 Plan. Stockholder approval is required for this proposal under The NASDAQ Capital Market listing standards. If our stockholders approve this proposal, we may make awards under the 2008 Plan as described below. If stockholders do not approval this proposal, we will not implement the 2008 Plan, and the currently outstanding award under the 2008 Plan will terminate and be of no further force or effect.

A summary of the 2008 Plan is set forth below.  The summary is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is set forth as Appendix A to this Proxy Statement.

General

The 2008 Plan provides for awards of incentive stock options, nonstatutory stock options, stock bonuses and rights to acquire restricted stock.  Incentive stock options granted under the 2008 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code.  Nonstatutory stock options granted under the 2008 Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Information” for a discussion of the principal federal income tax consequences of awards under the 2008 Plan.

Purpose

Our Board of Directors adopted the 2008 Plan to provide a means by which employees, directors and consultants of CytRx and our affiliates may be given an opportunity to benefit from increases in value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.  All of our approximately 32 current employees, directors and consultants are eligible to participate in the 2008 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2008 Plan.  Subject to the provisions of the 2008 Plan, the Board has the power to construe and interpret the 2008 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.  Moreover, notwithstanding anything to the contrary in the 2008 Plan, the Board has no authority to: (i) reprice any outstanding Stock Awards under the 2008 Plan, (ii) cancel and re-grant any outstanding Stock Awards under the 2008 Plan; or (iii) effect any other action that is treated as a repricing for financial accounting purposes.

The Board has the power to delegate administration of the 2008 Plan to a committee composed of one or more directors.  In the discretion of the Board, a committee may consist solely of two or more “Outside Directors” or two or more “Non-Employee Directors” (as such terms are defined in the 2008 Plan).  Within the scope of such authority, the Board or the committee may (1) delegate to a committee of one or more directors who are not Outside Directors the authority to grant awards to eligible persons who are either (a) not then “Covered Employees” (as such term is defined in the 2008 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom CytRx wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more directors who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.

Our Board has delegated administration of the 2008 Plan to the Compensation Committee of the Board.  As used in this section with respect to the 2008 Plan, references to the “Board” include the Compensation Committee or any other committee to which the Board has delegated administration of the 2008 Plan.

Stock Subject to the 2008 Plan

Subject to the provisions of subsection 11(a) of the 2008 Plan relating to adjustments upon changes in common stock, an aggregate of 10,000,000 shares of common stock will be set aside and reserved for issuance under the 2008 Plan.

If awards granted under the 2008 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2008 Plan.  If shares of common stock issued pursuant to awards under the 2008 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2008 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an option, or the issuance of shares under a stock bonus award or restricted stock award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2008 Plan.  In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2008 Plan.

Eligibility

Incentive stock options may be granted under the 2008 Plan only to employees of CytRx and its affiliates.  Employees, directors and consultants of both CytRx and its affiliates are eligible to receive all other types of awards under the 2008 Plan.

No incentive stock option may be granted under the 2008 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of CytRx or any affiliate of CytRx, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any optionholder during any calendar year (under the 2008 Plan and any other such plans of CytRx and its affiliates) may not exceed $100,000.

Subject to the provisions of Section 11 of the 2008 Plan relating to adjustments upon changes in the shares of common stock, no employee may be granted options under the 2008 Plan exercisable for more than 1,000,000 shares of common stock during any twelve-month period, which we refer to as the Section 162(m) limitation.

A consultant is not eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act of 1933 is not available to register either the offer or the sale of our securities to such consultant because of the nature of the services that the consultant is providing to us, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless we determine both (i) that such grant (A) shall be registered in another manner under the Securities Act or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

Terms of Options

Options may be granted under the 2008 Plan pursuant to stock option agreements.  The following is a description of the permissible terms of options under the 2008 Plan.  Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the common stock subject to the option on the date of grant.

The exercise price of options granted under the 2008 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other CytRx common stock, (ii) pursuant to a deferred payment arrangement,

(iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, or (v) in any other form of legal consideration acceptable to the Board.

Vesting

Options granted under the 2008 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing CytRx to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned CytRx common stock or by a combination of these means.

Term

The maximum term of options under the 2008 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options awarded under the 2008 Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any period of time ending on the earlier of 12 months following such termination, or the expiration of the term of the option as set forth in the option agreement; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death), by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, within the period ending on the earlier of the date 18 months following the participant’s death or the expiration of the term of the option as set forth in the option agreement; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Otherwise, the same restrictions on transfer applicable to incentive stock options apply to nonstatutory stock options.

Terms of Stock Bonus Awards and Restricted Stock Awards

Stock bonus awards may be granted under the 2008 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2008 Plan pursuant to restricted stock purchase agreements.

Payment

Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated. Our Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board; provided, however, that payment of the par value of the restricted stock may not be made by deferred payment.

Vesting

Shares of stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of CytRx in accordance with a vesting schedule as determined by the Board.  Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2008 Plan) pursuant to subsection 11(c) of the 2008 Plan.  Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to CytRx or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.  Unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement will become fully vested upon the occurrence of a Corporate Transaction pursuant to subsection 11(c) of the 2008 Plan.

The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan.

Termination of Service

Upon termination of a participant’s service, CytRx may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement.  CytRx will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

Upon termination of a participant’s service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited to CytRx in accordance with the restricted stock purchase agreement.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred, except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.

Adjustment Provisions

If any change is made to the outstanding shares of common stock without CytRx’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2008 Plan and outstanding awards. In that event, the 2008 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2008 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of (i) a sale, lease or other disposition of all or substantially all of CytRx’s capital stock or assets, (ii) a merger or consolidation of CytRx in which CytRx is not the surviving corporation or (iii) a reverse merger in which CytRx is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2008 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

The 2008 Plan provides that, in the event of a dissolution or liquidation of CytRx, all outstanding awards under the 2008 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to CytRx’s repurchase option or to forfeiture may be repurchased by CytRx or forfeited, notwithstanding whether the holder of such stock is still providing services to CytRx.

Duration, Amendment and Termination

The Board may suspend or terminate the 2008 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2008 Plan will terminate on November 20, 2018.

The Board may also amend the 2008 Plan at any time, and from time to time.  However, except as provided in Section 11 of the 2008 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements.  Our Board may submit any other amendment to the 2008 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2008 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the “spread”) will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses

Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2008 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant.  Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent  gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards

Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares.  We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by CytRx in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when CytRx’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a Covered Employee in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a Covered Employee from CytRx, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising Outside Directors and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.  The 2008 Plan is designed to comply with this exception from the deduction limitation under Section 162(m).

Awards to purchase restricted stock and stock bonus awards under the 2008 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Plan Benefits

On December 2, 2008, the Compensation Committee awarded under the 2008 Plan to Joseph Rubinfeld, Ph.D., in his capacity as a consultant to CytRx, nonstatutory stock options to purchase 350,000 shares of common stock.  Dr. Rubinfeld also serves as a director of CytRx.  The award to Dr. Rubinfeld was made subject to stockholder approval of the 2008 Plan and will not be effective if such approval is not forthcoming.  Subject to stockholder approval of the 2008 Plan, Dr. Rubinfeld’s stock option was vested as to 50,000 of the shares covered thereby immediately upon the grant date and will vest as to the remaining option shares in 36 equal monthly installments, subject in each case to Dr. Rubinfeld remaining in our service through such dates.

Except for the foregoing award to Dr. Rubinfeld, no employee, director or consultant has been selected to receive an award under the 2008 Plan and no term or condition of any such award has been determined.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2008 STOCK INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Appointment of BDO Seidman, LLP

BDO currently serves as our independent registered public accounting firm and has audited our financial statements for each of the years ended December 31, 2006, 2007 and 2008. BDO does not have and has not had any financial interest, direct or indirect, in CytRx, and does not have and has not had any connection with CytRx except in its professional capacity as our independent auditors.

Our Audit Committee has reappointed BDO to serve as our independent registered public accounting firm for the year ending December 31, 2009. The ratification by our stockholders of the appointment of BDO is not required by law or by our Restated Bylaws. Our Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of BDO. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.

Any material non-audit services to be provided by BDO are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

We expect that representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The fees for 2008 and 2007 billed to us by BDO for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting were $350,311 and $656,000, respectively.

Audit-Related Fees

BDO rendered $152,262 of assurance and other related services in 2008, which included services relating to our shelf registration with the SEC and the Innovive acquisition, and $804,000 of services related to the performance of the audit or review of our financial statements in 2008.

Tax Fees

The aggregate fees billed by BDO for professional services for tax compliance, tax advice and tax planning were $39,000 and $43,000 for 2008 and 2007, respectively.

All Other Fees

No other services were rendered by BDO for 2008 or 2007.

Pre-Approval Policies and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit, provided to us by BDO for 2008 and 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2010 must be received by us on or before January 11, 2010.  Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 27, 2010. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2010.

OTHER MATTERS

Expenses of Solicitation

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged The Altman Group, Inc. to assist in soliciting proxies and responding to questions from stockholders. For these services, we will pay The Altman Group, Inc. a fee of $6,500, plus its out-of-pocket charges. We also will pay The Altman Group, Inc. for successful telephone contacts and any data processing services it provides based on a fee schedule for these services.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

Accompanying this Proxy Statement is a letter of transmittal from our Chief Executive Officer, along with a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2008 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules.  Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

By Order of the Board of Directors

/s/ BENJAMIN S. LEVIN

Benjamin S. Levin
Corporate Secretary
May 11, 2009

APPENDIX A

CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN

1.	PURPOSE.

(a)           The purpose of the Plan is to provide to eligible recipients an opportunity to benefit from increases in value of the Common Stock through Stock Awards.

(b)           The Company, by means of the Plan, seeks to attract and retain the services of persons eligible to receive Stock Awards, to bind the interests of eligible recipients more closely to the Company’s own interests by offering them opportunities to acquire Common Stock and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses.

(c)           The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

2.	DEFINITIONS.

(a)           “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)           “Common Stock” means the common stock, $0.001 per value per share, of the Company.

(f)           “Company” means CytRx Corporation, a Delaware corporation.

(g)           “Consultant” means any individual engaged by the Company or an Affiliate to render consulting or advisory services, and who is compensated for such services, or who is a member of the Board of Directors of an Affiliate.  For clarity, the term “Consultant” shall not include a Director who is not compensated by the Company other than by way of fees and other compensation for his or her service as a Director.

(h)           “Corporate Transaction” means (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of the Company, (ii) a merger or consolidation of the Company in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise

 (i)           “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)           “Director” means a member of the Board of Directors of the Company.

(k)           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)           “Employee” means any “employee” of the Company or an Affiliate within the meaning of the Code.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Fair Market Value” means the value of the Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange, including the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii)           In the absence of such listing of the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)           “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)           “Non-Employee Director” means a Director who is considered a “non-employee director” within the meaning of Rule 16b-3.

(q)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)           “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

 (u)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)           “Outside Director” means a Director who is considered an “outside director” within the meaning of Section 162(m) of the Code.

(w)           “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)           “Plan” means this CytRx Corporation 2008 Stock Incentive Plan as originally adopted by the Board on November 21, 2008, and as it may be amended from time to time.

(y)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)           “Securities Act” means the Securities Act of 1933, as amended.

(aa)           “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(bb)           “Service” means a Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant.  For purposes of the Plan, a Participant’s Service shall not be deemed to have terminated solely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate or a change in the entity for which the Participant renders such Service.  By way of example, a change in status from an Employee of the Company to a Consultant or a Director, by itself, will not constitute a termination of Service.  The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service shall be considered interrupted in the case of the Participant’s leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(cc)           “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)           “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

3.	ADMINISTRATION.

(a)           Administration by Board.  The Board shall administer the Plan unless and to the extent the Board delegates administration to a Committee as provided in subsection 3(c).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

 (i)           To determine from time to time who, among the persons eligible under the Plan, shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and the other terms and provisions of each Stock Award granted (which need not be identical).

(ii)           To construe and interpret the Plan and all Stock Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)           To amend the Plan or a Stock Award as provided in Section 12.

(iv)           To terminate or suspend the Plan as provided in Section 13.

(v)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)           Delegation to Committee.

(i)           General.  The Board may delegate administration of the Plan to a Committee of one or more Directors, and the term “Committee” shall apply to any Director or Directors to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, all of the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and restore to the Board the administration of the Plan.

(ii)           Committee Composition.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors or two or more Non-Employee Directors.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more Directors who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more Directors who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

 (e)           Cancellation and Re-Grant of Stock Awards.  Notwithstanding anything to the contrary in the Plan, the Board shall have no authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) cancel and re-grant any outstanding Stock Awards under the Plan; or (iii) effect any other action that is treated as a repricing for financial accounting purposes.

4.	SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve.  Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 10,000,000 shares of Common Stock.

(b)           Reversion of Shares to the Share Reserve.

(i)           Shares Available For Subsequent Issuance.  If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)           Shares Not Available For Subsequent Issuance.  If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., a “net exercise”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a stock bonus award or restricted stock award, the number of shares that are not delivered to the Participant shall no longer be available for subsequent issuance under the Plan.

(c)           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or treasury shares.

5.	ELIGIBILITY.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)           Section 162(m) Limitation.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 1,000,000 shares of Common Stock during any twelve-month period.

(d)           Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

(a)           Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through inclusion or incorporation by reference in the Option or otherwise) the substance of each of the following provisions:

(i)           Term.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

(ii)           Exercise Price of an Incentive Stock Option.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)           Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv)           Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock; (2) according to a deferred payment or other similar arrangement with the Optionholder; (3) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; (4) by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board; or (5) in any other form of legal consideration that may be acceptable to the Board.  Payment of the Common Stock’s par value, if any, shall not be made by deferred payment.  In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(v)           Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vi)           Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii)           Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(a)(vii) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.  Notwithstanding the foregoing, unless the Option Agreement otherwise provides, upon the occurrence of a Corporate Transaction, all Options under the Option Agreement shall become immediately vested and exercisable; except that in the case of an Incentive Stock Option, the acceleration of vesting and exercisability shall not occur without the Optionee’s written consent.

(viii)           Termination of Service.  In the event an Optionholder’s Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(ix)           Extension of Termination Date.  An Optionholder’s Option Agreement may provide that, if the exercise of the Option following the termination of the Optionholder’s Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Service during which the exercise of the Option would not be in violation of such registration requirements.

(x)           Disability of Optionholder.  In the event that an Optionholder’s Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(xi)           Death of Optionholder.  In the event (i) an Optionholder’s Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)           Stock Bonus Awards.  Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)           Consideration.  A stock bonus may be awarded in consideration for past services actually rendered to or for the benefit of the Company or an Affiliate.

(ii)           Vesting Generally.  Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.  Notwithstanding the foregoing, unless the stock bonus agreement otherwise provides, all shares subject to the agreement shall become fully vested upon the occurrence of a Corporate Transaction.

(iii)           Termination of Participant’s Service.  In the event a Participant’s Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

(iv)           Transferability.  Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)           Restricted Stock Awards.  Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through inclusion or incorporation by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)           Purchase Price.  The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

(ii)           Consideration.  The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii)           Vesting Generally.  Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.  Notwithstanding the foregoing, unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement shall become fully vested upon the occurrence of a Corporate Transaction.

(iv)           Termination of Participant’s Service.  In the event a Participant’s Service terminates, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement shall be forfeited to the Company in accordance with the restricted stock purchase agreement.

(v)           Transferability.  Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a)           Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)           Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)           No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option Dollar Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)           Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)           Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person pursuant to subsection 5(c) and 10(g), and the outstanding Stock Awards will be appropriately adjusted in the class and number of shares and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event, and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture under subsections 7(a)(iii) and 7(b)(iii) may be repurchased by the Company or forfeited notwithstanding the fact that the holder of such stock is still in Service.

(c)           Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan.  Unless the Stock Award Agreement otherwise provides, in the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then the Stock Awards shall terminate if not exercised at or prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)           Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any securities exchange listing requirements.

(b)           Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)           Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(d)           No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents thereto in writing.

(e)           Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the Participant consents thereto in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)           Plan Term.  Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval of the stockholders of the Company, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options (but not award bonus stock or restricted stock) pursuant to the Plan prior to stockholder approval if the exercise of such Options by its terms is contingent upon subsequent stockholder approval of the Plan.

15.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to conflict of laws rules.

PROXY
11726 San Vicente Boulevard, Suite 650,Los Angeles, California 90049
Annual Meeting of Stockholders

The undersigned stockholder of CytRx Corporation (the “Company”) hereby revokes all prior proxies and constitutes and appoints Steven A. Kriegsman and Benjamin S. Levin, or either one of them, as proxy and attorney-in-fact, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, on Wednesday, July 1, 2009, at 10:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 11, 2009, the receipt of which is acknowledged, in the manner specified below:

1.
Election of Directors. On the Company’s proposal to elect as a director the following nominee for Class III director to serve until the 2012 Annual Meeting of Stockholders of the Company and until his respective successor is duly elected and qualified:

Max Link, Ph.D.                                           -           For           ☐           Withhold Authority   ☐

2.
Amendment to 2000 Long-Term Incentive Plan. On the Company’s proposal to approve the Amendment to the Company’s 2000 Long-Term Incentive Plan to allow for a one-time stock option repricing program for our employees and officers:

For         ☐                      Against                      ☐                      Abstain                      ☐

3.	Adoption of 2008 Stock Incentive Plan. On the Company’s proposal to approve the adoption of the Company’s 2008 Stock Incentive Plan:

For         ☐                      Against                      ☐                      Abstain                      ☐

4.
Appointment of Independent Registered Public Accounting Firm. On the Company’s proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009:

For         ☐                      Against                      ☐                      Abstain                      ☐

This Proxy, if properly executed and returned prior to the Annual Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted “FOR” each of Proposals 1, 2, 3 and 4 and in the proxy holder’s discretion on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer’s title. If a partnership, please sign in the partnership’s name by an authorized person.

Shares Held: ______________________________

________________________________________              ________________________________________
Signature of Stockholder                                                                                              Signature of Stockholder (if held jointly)

Dated:  _________________________________, 2009                                    Dated:____________________________________, 2009

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION’S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.